SCHEDULE 14A
                                  ------------

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.     )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [     ]

Check the appropriate box:

[     ] Preliminary Proxy Statement
[ X   ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-ll(c) or Section
          240.14a-12

_______________________________________________________________________________
-------------------------------------------------------------------------------


                                   CPAC, Inc.
                (Name of Registrant as Specified In Its Charter)
_______________________________________________________________________________
-------------------------------------------------------------------------------


                   Thomas J. Weldgen, Chief Financial Officer
                   (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):

[  X ]    $125 per Exchange Act Rules 0-ll(c)(l)(ii), 14a6(i)(1), or 14a6(j)(2)
[     ]   $500 per each party to the controversy pursuant to Exchange Act Rule
            14a6(i)(3)
[     ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11

      1)  Title of each class of securities to which transaction applies
          ________________________________________________
          ------------------------------------------------

      2)  Aggregate number of securities to which transaction applies
          ________________________________________________
          ------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange
          Act Rule 0-11:
          ________________________________________________
          ------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:
          ________________________________________________
          ------------------------------------------------

      5)  Total Fee Paid:
          ________________________________________________
          ------------------------------------------------

[    ]    Fee paid previously with Preliminary Materials
[     ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
          ________________________________________________
          ------------------------------------------------

      2)  Form, Schedule or Registration Statement No.:
          ________________________________________________
          ------------------------------------------------

      3)  Filing Party:
          ________________________________________________
          ------------------------------------------------

      4)  Date Filed:
          ________________________________________________
          ------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------
                                   CPAC, INC.
                              2364 LEICESTER ROAD
                           LEICESTER, NEW YORK 14481


     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of CPAC, Inc. will be held at the Genesee River Hotel-Restaurant and Reception Center, 134 North Main Street (Route 36), Mount Morris, New York 14510, on Wednesday, August 5, 1998, at 11:00 A.M. E.D.T. for the following purposes:

     1. To elect directors to serve until the next annual meeting of Shareholders and until their successors are duly elected and qualified;

     2. To ratify the appointment by The Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of the Company for its fiscal year ending March 31, 1999; and

     3. To transact any other business properly brought before the meeting or any adjournments.

     Accompanying this Notice is a Proxy and Proxy Statement. If you are unable to be present in person, please sign and date the enclosed form of Proxy and return it in the enclosed envelope which requires no postage. Only Shareholders of record at the close of business on June 24 , 1998 will be entitled to vote at the Annual Meeting and any adjournments thereof. The prompt return of your Proxy will save the expense of further communications.



                                          By Order of the Board of Directors

DATED:  July 6, 1998                      /s/ Robert Oppenheimer
                                          ---------------------------------
                                          ROBERT OPPENHEIMER, Secretary


                                   CPAC, INC.
                              2364 LEICESTER ROAD
                           LEICESTER, NEW YORK 14481


                                PROXY STATEMENT
                                ---------------


                     DATE OF PROXY STATEMENT: JUNE 24, 1998
                         DATE OF MAILING: JULY 6, 1998

                 ANNUAL MEETING OF SHAREHOLDERS: AUGUST 5, 1998



     THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CPAC, INC. (HEREINAFTER THE "COMPANY"). Any Proxy given pursuant to such solicitation may be revoked by the Shareholder at any time prior to the voting of the Proxy. The signing of the form of Proxy will not preclude the Shareholder from attending the Annual Meeting and voting in person. Shares represented by the Proxy will be voted in accordance with the directions of the Shareholder. The directors know of no matters to come before the meeting other than those set forth in the Proxy, but in the event any other matter may properly be brought before the meeting, the Proxy holders will vote the Proxies in their discretion on such matters. All of the expenses involved in preparing and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The

Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock.

     Holders of 33 1/3% of the issued and outstanding common stock of the Company must be present in person or by Proxy in order to establish a quorum for the conduct of business at the Annual Meeting. Only record holders of the common stock at the close of business on June 24, 1998 are entitled to vote at the Annual Meeting. On that day 6,905,196 shares of common stock $.01 par value per share, were issued and outstanding. Each such share is entitled to one vote at the Annual Meeting.

     A copy of the Annual Report filed with the Securities and Exchange Commission on Form 10-K may be obtained by writing CPAC, Inc., P.O. Box 25, Leicester, New York 14481, Attention: Thomas J. Weldgen, Vice President, Finance.

SHAREHOLDER PROPOSALS
---------------------

     Any proposal which a qualified Shareholder of the Company intends to present at the 1999 Annual Meeting of Shareholders that is received by the Company after February 25, 1999 will not be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. To be a qualified Shareholder, a Shareholder must have owned at least $1,000 in market value of the Company's securities for at least one year before the date of submission of the proposal to the Company.

                                   PROPOSAL 1
                                   ----------

                             ELECTION OF DIRECTORS

                             ---------------------

     Under the By-laws of the Company, its Board of Directors is elected annually to serve until the next annual meeting of Shareholders and until the directors' successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy is marked to the contrary therein, the enclosed Proxy will be voted for the election of the five nominees named below. Messrs. Hendrickson, Isaacs, Oppenheimer, James, Jr. and Burton are currently directors of the Company, with Messrs. Hendrickson, Isaacs, Oppenheimer, James, Jr. and Burton having been elected at the annual meeting of Shareholders in 1997. While management has no reason to believe that any nominee will not be available as a candidate, should such a situation arise, the Proxy may be voted for the election of other persons as directors. Each nominee must receive at least a plurality of the shares of stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting.

     Management recommends that the nominees listed in the following table be elected as directors of the Company, to serve until the next annual meeting of Shareholders and until their successors are duly elected and shall qualify. The table sets forth certain information with respect to each nominee.


                        PRINCIPAL                                 SERVED AS
                        ---------                                 ---------
NOMINEE                 OCCUPATION (1)            AGE             DIRECTOR SINCE
-------                 --------------            ---             --------------

Thomas N. Hendrickson   President and Chief        56                1969
(2)                     Executive Officer,
                        CPAC, Inc.

Robert C. Isaacs        Senior Vice President,     58                1988

(3)                     CPAC, Inc.; Chief
                        Chief Acquisitions Officer,
                        CPAC, Inc.

Robert Oppenheimer      Attorney  & Partner,       69                1969
(4)                     Chamberlain, D'Amanda,
                        Oppenheimer & Greenfield

Seldon T. James, Jr.    Financial Consultant to    71                1972
(5)                     Corporations

John C. Burton          Ernst & Young Professor    65                1991
(6)                     of Accounting and Finance,
                        Graduate School of Business,
                        Columbia University


NOTES:
------

     (1) Each nominee has had the same principal occupation for the past five(5) years. Robert C. Isaacs previously served as President of Trebla Chemical Company until April 24, 1995. Effective April 1, 1996, Mr. Isaacs was appointed Chief Acquisitions Officer of CPAC, Inc.

     (2) Mr. Hendrickson is Chairman of the Board and Treasurer of the Company. He is also Chairman of the Board and Chief Executive Officer of Profit Recovery Systems, Inc., Trebla Chemical Company, Allied Diagnostic Imaging Resources, Inc., CPAC Europe N.V. and The Fuller Brush Company, Inc. He is Chairman of the Board, President and Managing Director of CPAC Italia S.r.1.

     (3) Mr. Isaacs is Chief Operating Officer of The Fuller Brush Company, Inc. and Trebla Chemical Company. He is a director of Trebla Chemical Company, Allied Diagnostic Imaging Resources, Inc. and The Fuller Brush Company, Inc.

     (4) Mr. Oppenheimer is Secretary to the Company and is a member of the law firm of Chamberlain, D'Amanda, Oppenheimer & Greenfield, which firm serves as general counsel to the Company. Mr. Oppenheimer is also a director and
Secretary of Trebla Chemical Company and The Fuller Brush Company, Inc.   He is
Secretary of Profit Recovery Systems, Inc., Allied Diagnostic Imaging Resources, Inc., CPAC Europe N.V., and CPAC Italia S.r.l. Mr. Oppenheimer receives no compensation as director or as Secretary of the Company or its subsidiaries.
For the fiscal year ended March 31, 1998, Mr. Oppenheimer's firm was paid $247,778 by the Company in legal fees for legal services rendered to the Company.

     (5) Mr. James, Jr. is a director of Profit Recovery Systems, Inc. He receives no compensation in such capacity.

     (6) Dr. Burton serves on the boards of directors of Scholastic, Inc. and Salomon Swapco, Inc. and previously was a board member of Commerce Clearing
House, Inc.   He is also a member of the  Valuation
Committee of E.M. Warburg Pincus Venture Capital Funds. He is a consultant to numerous accounting and business firms. From 1972 to 1976, Dr. Burton was Chief Accountant, Securities and Exchange Commission. From 1982 to 1988, he was Dean of the Graduate School of Business, Columbia University. From 1991 to 1994, he was a Public Governor of the National Association of Securities Dealers, Inc.
(NASD). In August, 1997, Dr. Burton was elected as the 59th member of The Accounting Hall of Fame. The Accounting Hall of Fame was established in 1950 at The Ohio State University for the purpose of honoring accountants who have made significant contributions to the advancement of accounting since the beginning of the 20th century.

                                        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                        ---------------------------------------------------
                                                 MANAGEMENT PRINCIPAL SHAREHOLDERS
                                                 ----------------------------------


     As of June 24, 1998, the following persons are known to the Company to be the beneficial owners of more than five percent of the Company's issued and outstanding common stock, $.01 par value,  the only class of its voting securities:

     NAME AND ADDRESS                               AMOUNT AND NATURE                                PERCENT OF
     BENEFICIAL OWNER                          OF BENEFICIAL OWNERSHIP (1)                             CLASS
     ----------------                          ---------------------------                             ------

Thomas N. Hendrickson                      438,538 shares-outright
5 Simmons Road                             ownership; (2)                                                6.21%
Perry, New York  14530                     28,264 shares attributable from
                                           ownership by spouse                                            .39%

Harvard Management                         783,000 shares-outright ownership;
Company, Inc.                                                                                           11.08%
600 Atlantic Avenue
Boston, MA 02210

FMR Corporation                            708,600 shares-outright ownership                            10.03%
82 Devonshire Street
Boston, MA  02109

Turnco Family Partnership, LLP             433,854 shares-outright ownership                             6.14%
3900 Broadway
Great Bend, Kansas 67530


     (1)  Number of shares includes shares of the Company's common stock subject to options but only those shares which may be purchased within sixty ( 60 ) days of June 24, 1998.

     (2)  Includes 23,437 shares which may be purchased through an option granted December 8, 1993 and 46,875 shares which may be purchased through exercise of an option granted February 9, 1994 pursuant to the Company's 1991 Employees' Incentive Stock Option
Plan. Includes 82,500 shares which may be purchased through exercise of an option granted February 8, 1996 and 8,625 shares which may be purchased through exercise of an option granted on August 6, 1997 pursuant to the Company's Executive Long Term Stock
Investment Plan.







DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------

     As of June 24, 1998, the Company's directors and its four   "named
executive officers" (listed individually below) and all its directors and officers (listed as a group below) beneficially owned shares of the Company's common stock, $.01 par value, the only class of its voting securities, as follows:

             NAME                         AMOUNT BENEFICIALLY OWNED(1)                               PERCENT
             ----                         ----------------------------                               -------
                                                          OF CLASS
                                                          --------
Thomas N. Hendrickson,                                 466,802 shares (2)                                6.45%
Chief Executive Officer
and Director
Robert C. Isaacs,                                      98,749 shares (3)                                 1.36%
Senior Vice President
and Director
Robert Oppenheimer                                     78,825 shares (4)                                 1.09%
Secretary and Director

Seldon T. James, Jr.,                                  81,936 shares (5)                                 1.13%
Director
John C. Burton                                         26,406 shares (6)                                  .36%
Director
Thomas J. Weldgen,                                     29,109 shares (7)                                  .40%
Vice President, Finance and
Chief Financial Officer
Wendy F. Clay,                                         24,581 shares (8)                                  .34%
Vice President,
Administration;
CPAC, Inc. Equipment
Division President
All executive officers                                 806,318 shares (9)                               11.14%
and directors
(seven persons)


     (1) Number of shares includes shares subject to options but only those shares which may be purchased within sixty ( 60 ) days of June 24, 1998.

     (2) Includes 28,264 shares owned by Mr. Hendrickson's spouse. Includes 23,437 shares which may be purchased through exercise of an option granted on December 8, 1993 and 46,875 shares which may be purchased through exercise of an option granted on February 9, 1994 pursuant to the Company's 1991 Employees' Incentive Stock Option Plan. Includes 82,500 shares of the Company's common stock which may be purchased through exercise of an option granted on February 8, 1996 and 8,625 shares which may be purchased through exercise of an option granted on August 6, 1997 pursuant to the Company's Executive Long Term Stock Investment Plan.

     (3) Includes 11,718 shares which may be purchased through exercise of an option granted on November 18, 1994, 9,375 shares which may be purchased through exercise of an option granted on October 20, 1995, 67,500 shares which may be purchased through exercise of an option granted on February 8, 1996, and 6,250 shares which may be purchased through exercise of an option granted on August 6, 1997 pursuant to the Company's Executive Long Term Stock Investment Plan.

     (4) Includes 10,000 shares which may be purchased through exercise of an option granted on August 7, 1996, 3,000 shares which may be purchased through exercise of an option granted on August 9, 1996, and 2,000 shares which may be purchased through exercise of an option granted on August 8, 1997 pursuant to the Company's NonEmployee Directors Stock Option Plan.

     (5) Includes 17,250 shares owned by Mrs. Seldon T. James, Jr. Includes 10,000 shares which may be purchased through exercise of an option granted on August 7, 1996, 3,000 shares which may be purchased through exercise of an option granted on August 9, 1996 and 2,000 shares which may be purchased through exercise of an option granted on August 8, 1997 pursuant to the Company's NonEmployee Directors Stock Option Plan.

     (6) Includes 10,000 shares which may be purchased through exercise of an option granted on August 7, 1996, 3,000 shares which may be purchased through exercise of an option granted on August 9, 1996 and 2,000 shares which may be purchased through exercise of an option granted on August 8, 1997 pursuant to the Company's NonEmployee Directors Stock Option Plan.

     (7) Includes 3,437 shares which may be purchased through exercise of an option granted on December 8, 1993 pursuant to the Company's 1991 Employees' Incentive Stock Option Plan, 4,687 shares which may be purchased through an option granted November 18, 1994, 4,375 shares which may be purchased through exercise of an option granted October 20, 1995, 3,000 shares which may be purchased through exercise of an option granted June 5, 1996 and 2,500 shares which may be purchased through exercise of an option granted June 24, 1997 pursuant to the Company's Executive Long Term Stock Investment Plan. Mr. Weldgen, age 46, joined the Company as Chief Financial Officer of the Company and its subsidiary companies on March 2, 1992 and was appointed Vice President-Finance on April 5, 1998. Previously, Mr. Weldgen was Senior Manager with the accounting firm of Coopers & Lybrand L.L.P. from 1987 to 1990 and a Partner in such firm from 1990 until becoming Chief Financial Officer of the Company.

     (8) Includes 4,687 shares which may be purchased through exercise of an option granted December 8, 1993 pursuant to the Company's 1991 Employees' Incentive Stock Option Plan, 3,906 shares which may be purchased through exercise of an option granted November 18, 1994, 3,125 shares which may be purchased through exercise of an option granted October 20, 1995, 2,000 shares which may be purchased through exercise of an option granted June 5, 1996, and 2,500 shares which may be purchased through exercise of an option granted June 24, 1997 pursuant to the Company's Executive Long Term Stock Investment Plan. Ms. Clay was appointed Vice President, Administration on July 1, 1992 and was

appointed Executive Vice President of the CPAC Equipment Division on April 1, 1994, and was promoted to President of CPAC Equipment Division effective June 8, 1998. She has been with the Company since December, 1982.

     (9) Includes 78,436 shares which may be purchased through exercise of options granted pursuant to the Company's 1991 Employees' Incentive Stock Option Plan. Includes 212,061 shares which may be purchased through exercise of options granted pursuant to the Company's Executive Long Term Stock Investment Plan. Includes 45,000 shares which may be purchased through exercise of options granted pursuant to the Company's NonEmployee Directors Stock Option Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

     Based upon its review of copies of Forms 3 and 4 and 5 received by it, the Company believes that, to the extent such Forms were required to be filed, such Forms were timely filed pursuant to Section 16 of the Securities Exchange Act of 1934, and that no director, officer and/or 10% Shareholder required to file such Forms failed to either file them or file them in timely fashion.

NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
---------------------------------------

      The NonEmployee Directors Stock Option Plan approved by the Shareholders calls for the automatic grant of an option for 3,000 shares to each nonemployee director elected at the annual meeting of Shareholders on the first Friday after such annual meeting, at a price equal to the fair market value on such date.


                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
                 ----------------------------------------------

     The Board of Directors of the Company met seven times during the fiscal year ended March 31, 1998. Each director attended, either in person or by telephonic conference as permitted by the Company's By-laws, 100% of the total number of such meetings and 100% of the total number of meetings of the committees of The Board on which he served during the 1998 fiscal year. Directors of the Company who are not officers of the Company may be compensated for attendance at meetings and for other agreed upon consulting services rendered to the Company. In the fiscal year ended March 31, 1998, Dr. Burton was paid $20,000 and Mr. James, Jr. was paid $31,000 and payments in that amount
will continue to Mr. James,  Jr. for the remainder of his life.   In addition,
the Company maintains a corporate office in New York City which is made available to Mr. James, Jr. when he wishes to use it.

      The Audit Committee of The Board of Directors, which met two times in fiscal year 1998, is composed of three directors, the majority of whom are not officers, namely Dr. Burton and Messrs. James, Jr. and Oppenheimer. The Audit Committee (1) annually recommends to The Board a firm of independent public accountants for appointment as auditors of the Company; (2)reviews with the independent auditors the scope and results of each annual audit; (3) reviews with the independent auditors and the Company's internal financial personnel, suggestions or recommendations made by either of them; (4) reviews with appropriate Company officers the performance of the independent auditors and the internal financial personnel; (5) considers the possible effect on the independence of the independent auditors of each professional service rendered or to be rendered by such auditors; (6) reviews with appropriate Company officers and financial personnel, significant accounting treatments and estimates, and approves in advance all changes to accounting principles contemplated by such personnel; (7) conducts appropriate reviews of all related party transactions on an ongoing basis and reviews potential conflict of interest situations where appropriate; and (8) reviews and makes recommendations to The Board of Directors regarding the Annual Report to Shareholders.

     The Compensation Committee of The Board of Directors, which met three times in fiscal 1998, is composed of three directors, the majority of whom are not officers, namely Mr. James, Jr., Dr. Burton and Mr. Oppenheimer. The Compensation Committee (1) reviews and makes recommendations to The Board of Directors on employment policies, forms and levels of compensation, including specifically, the Company's Incentive Compensation Plan and the performance and level of compensation of the officers and top management personnel of the Company; and (2) reviews and makes recommendations to The Board on the operation, performance and administration of the Company's other employee benefit plans, including the Company's 401(k) profit sharing plan.

     The Executive Long Term Stock Investment Committee of The Board of Directors, which met two times in fiscal 1998, is composed of three directors, the majority of whom are not officers of the Company, and all of whom are ineligible under the Company's Executive Long Term Stock Investment Plan, namely Mr. James, Jr., Dr. Burton and Mr. Oppenheimer. For further information concerning the operation of the Executive Long Term Stock Investment Committee and the Executive Long Term Stock Investment Plan during fiscal 1998, see Page 19 of this Proxy Statement.

     There is no standing Nominating Committee of The Board of Directors, The Board acting as a committee of the whole, serving as the Nominating Committee. There are no agreements or arrangements for the nomination or appointment of any person to The Board of Directors.

-----------------------
EMPLOYMENT AGREEMENT
--------------------

     Effective September 20, 1995, the Company and Mr. Hendrickson entered into an employment agreement for a term of five years, which term is automatically extended for an additional one year on each of the first three anniversary dates, provided that Mr. Hendrickson is in the employ of the Company on that date. Under the agreement, subject to the control of the Board of Directors, Mr. Hendrickson's duties shall be those of Chief Executive Officer of CPAC, Inc. The agreement sets forth a basic salary at an initial annual rate of $350,000 subject to increases in such base pay equal to the percent of increase given to other senior officers of the Company, or such other percent as determined by the Board of Directors.

     In addition, to his base pay, Mr. Hendrickson is automatically a participant in the Company's Incentive Compensation Plan, as described on Page 19 of this Proxy Statement. Mr. Hendrickson is also entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which the Company may provide for him or for its employees generally. In the event of his disability, his base salary shall be continued for the remainder of the contract term in effect at the time of his disability, but he will not be entitled to bonus for the period after his disability other than a bonus payable at the end of the fiscal year in which he becomes disabled, prorated on the basis of the number of days in which he was employed.

     If Mr. Hendrickson is terminated by the Company other than for cause, he is entitled to receive his base salary for the duration of the agreement, without further extension, with annual increments equal to the percent increase given to other senior officers of the Company; receive annually during such term a bonus equal to the highest annual bonus received in the three fiscal years of the Company immediately preceding his termination and be granted non-qualified stock options at the price and for the term of the qualified options which he holds at the date of termination, which options shall be effective upon the first date when he can no longer exercise his qualified stock options.




                             EXECUTIVE COMPENSATION
                             ----------------------

     The following table sets forth certain information for the fiscal years ended March 31, 1998, 1997 and 1996 concerning compensation paid to or accrued for the Chief Executive Officer and the most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000.

                                                     SUMMARY COMPENSATION TABLE
                                                        ANNUAL COMPENSATION
                                                        -------------------
          (A)                     (B)                     (C)                         (D)(1)                       (E)(2)
                                                                                                         OTHER ANNUAL
     NAME AND PRINCIPAL POSITION                 YEAR           SALARY                  BONUS              COMPENSATION

        ---------------------------             ------          --------                -----            --------
Thomas N. Hendrickson                            1998           $370,519                $190,641           $5,880
President and Chief                              1997           $331,346                $417,638           $5,880
Executive Officer                                1996           $354,281                $374,625           $5,705

Robert C. Isaacs                                 1998           $264,881                $92,114            $4,020
Senior Vice President                            1997           $314,654                $289,710           $5,700
                                                 1996           $306,114                $258,630           $5,525

Thomas J. Weldgen                                1998           $120,288                $36,245            $6,235
Vice President-Finance and                       1997           $111,352                $81,049            $6,101
Chief Financial Officer                          1996           $104,630                $74,853            $4,925

Wendy F. Clay                                    1998           $97,200                 $23,881            $5,100
Vice President, Administration                   1997           $94,171                 $53,798            $5,100

CPAC, Inc. Equipment                             1996           $86,756                 $37,189            $4,925
Division President


                                                       LONG TERM COMPENSATION
                                                                AWARDS                            PAYOUTS

                                               (F)(3)(4)                     (G)                   (H)(5)        (I)(1)(6)(7)(8)(9)
                                                        RESTRICTED
                                                          STOCK              OPTIONS                LTIP              ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR          AWARDS             SARS (#)             PAYOUTS           COMPENSATION

Thomas N. Hendrickson                       1998            -                   -                    -                    -
President and Chief                         1997            -                   -                    -                $114,225
Executive Officer                           1996            -                $137,500                -                $113,805

Robert C. Isaacs                            1998            -                   -                    -                $  4,750
Senior Vice President                       1997            -                   -                    -                $  4,500
                                            1996            -                $131,250                -                $  4,500

Thomas J. Weldgen                           1998            -                   -                    -                $  4,750
Vice President-Finance and                  1997            -                 3,000                  -                $  4,500
Chief Financial Officer                     1996            -                 4,375                  -                $  3,094

Wendy F. Clay                               1998            -                   -                    -                $  4,430
Vice President, Administration              1997            -                 2,000                  -                $  4,161
CPAC, Inc. Equipment                        1996            -                 3,125                  -                $  2,063
Division President






NOTES:
------

     (1) See additional information on the Company's Incentive Compensation Plan on Page 19 of the Proxy Statement.

     (2)  Amounts represent auto expense allowances.

     (3) On April 13, 1994, the Company entered into a deferred compensation arrangement pursuant to which the Company issued 23,437 shares of the Company's common stock ( as adjusted for each of the five for four stock splits distributed to shareholders on January 12, 1995 and May 15, 1996 respectively ) to Mr. Hendrickson, which shares are subject to forfeiture in the event certain conditions are not met. Such restrictions lapse with respect to one fourth of the shares awarded on April 13, 1996, 1997, 1998 and 1999, respectively.

     (4) These shares, as adjusted for the January 12, 1995 and May 15, 1996 stock splits, were awarded on November 18, 1994 under the Company's Executive Long Term Stock Investment Plan. See Page 20 of this Proxy Statement.



     (5)  There are no Long Term incentive payouts.

     (6) Amounts include matching contributions made by the Company to the Company's 401(k) retirement plan: Mr. Hendrickson - $4,750; Mr. Isaacs - $4,750; Mr. Weldgen - $4,750; and Ms. Clay - $4,430.

     (7) The Company is assignee of a $50,000 life insurance policy on the life of Mr. Hendrickson. The Company has entered into a split dollar agreement with Mrs. Thomas N. Hendrickson. In the event of Mr. Hendrickson's death, the cash value of the policy determined according to the agreement is payable to the Company and the balance is payable to Mrs. Hendrickson. The Company is the owner of the policy and pays all premiums. For the fiscal year ended March 31, 1998, the amount includible by Mr. Hendrickson in income was $725.

     (8) On January 10, 1980, the Company established the terms of a salary continuation agreement for Mr. Hendrickson, funded in part by key man ordinary life insurance owned by and payable to the Company. The Company has purchased a $310,000 ordinary life insurance policy on the life of Mr. Hendrickson.
Pursuant to the salary continuation agreement, if he dies while in the employ of the Company, his beneficiary will receive $40,000 per year for 10 years. If he retires from the Company after reaching age 60, he or his beneficiary will receive an amount equal to two times the cash value of his key man policy as of the date of retirement. For the fiscal year ended March 31, 1998 the premium for such policy was approximately $6,100. The amount accrued for the salary continuation agreement for the fiscal year ended March 31, 1998 was $6,900.

     (9) On October 13, 1992, the Company entered into a Deferred Compensation Arrangement with Mr. Hendrickson and contributed $250,000 to a Trust in order to provide itself with a source of funds to meet its obligations thereunder. The Company deferred $50,000 of Mr. Hendrickson's compensation for the 1998 fiscal year. This amount was contributed to the Trust part of which contribution was used to fund a $325,000 variable, universal life insurance policy on the life of Mr. Hendrickson with the Trust as the beneficiary thereof. The Arrangement calls for the payment of the principal amount contributed to the Trust, plus earnings thereon, in ten annual payments of principal and earnings, to Mr. Hendrickson and/or his beneficiaries in the event his service with the Company is terminated by it prior to age 55; upon his actual retirement after attainment of age 55; upon his actual retirement or separation from service due to total disability or a change in control; or upon his death. Under the Arrangement, the principal of the Trust, as well as all earnings, are subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy and Mr. Hendrickson and/or his beneficiaries are unsecured creditors of the Company. Mr. Oppenheimer and Mr. James, Jr. are the Trustees of the Trust created under the Arrangement. They receive no compensation in such capacity. The Company pays all expenses associated with the administration and investment of the Trust. The Trust's assets, except for an insurance policy, are invested with an independent investment firm. The amount accrued for the Deferred Compensation Arrangement for the fiscal year ended March 31, 1998, was $50,000.


Options The following table sets forth the details of options granted to the
--------
individuals listed in the Summary Compensation Table during fiscal year 1998.

                                                      OPTION/SAR GRANTS TABLE
                                               OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                               -------------------------------------
                                                                                              Potential Realizable Value
                                                                                              at Assumed Annual Rates
                                                                                              of Stock Price Appreciation
                                                Individual Grants                                   for Option Terms (2)
                               ------------------------------------------------               -----------------------------

                                   NUMBER OF       % OF TOTAL
                                   SECURITIES      OPTIONS/SARS     EXERCISE
                                   UNDERLYING      GRANTED TO       OR BASE
    NAME AND PRINCIPAL             OPTIONS/SARS    EMPLOYEES IN     PRICE       EXPIRATION            (3)          (4)
              POSITION             GRANTED (1)     FISCAL YEAR      ($/SHARE)         DATE         5% - ($)     10% - ($)
    ----------------------------   -----------     -----------      ---------   ---------------    --------     ---------
Thomas N. Hendrickson                      34,500             21.8%       11.62      8/05/2007       $204,797        535,685
President & Chief
Executive Officer

Robert C. Isaacs                           25,000             15.8%       11.62      8/05/2007        148,404        388,177
Senior Vice President

Thomas J. Weldgen                           8,000              5.1%       11.56      6/23/2007         47,233        122,417
Vice President-Finance and
Chief Financial Officer

Wendy F. Clay                               3,000              1.9%       11.56      6/23/2007         17,712         45,906
Vice President

Administration
CPAC, Inc. Equipment
Division President




Options were granted under "Executive Long Term Stock Investment Plan" described on Page 20 of this proxy statement and may be exercised at any time for a period of ten years from date of grants.

NOTES TO OPTION/SAR GRANTS TABLE

(1) Options become exercisable in cumulative annual increments of the greater of 25% or 2,500 shares beginning one year from the date of grant.

(2) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock appreciation will result in zero dollars for the optionee.

(3) Represents the potential appreciation of the options, determined by assuming an annual compounding rate of appreciation of 5% per year over the remaining term of the grants from March 31, 1998. The compound growth rate for the August 6, 1997 grants are 57.8% for Messrs. Hendrickson and Isaacs. The compound growth rate for the June 27, 1997 grants are 57.0% for Messr. Weldgen and Ms. Clay.

(4) Represents the potential appreciation of the options, determined by assuming an annual compounding rate of appreciation of 10% per year over the remaining term of the grants from March 31, 1998. The compound growth rate for the August 6, 1997 grants are 144.1% for Messrs. Hendrickson and Isaacs. The compound growth rate for the June 27, 1997 grants are 141.5% for Messr. Weldgen and Ms. Clay.

Options   The following table shows information for the named executives
-------
concerning excercises of options and SARs during fiscal 1998 and the number and value of unexercised options and SARs held at March 31, 1998:


                                           OPTIONS/SAR EXERCISES AND YEAR-END VALUE TABLE
                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE
                      ----------------------------------------------------------------------------------------
                                                         Number of Securities
                                                         Underlying Unexercised                       In-The-Money
                                                         Options/SARs at Fiscal                 Options/SARs at Fiscal
                                                                      Year-End (#)                         Year-End($)
                                                          ------------------------------           ---------------------

                                 SHARES
                               ACQUIRED ON      $ VALUE
            NAME                 EXERCISE      REALIZED    EXERCISABLE       UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
            ----                 --------      --------    -----------       -------------
Thomas N. Hendrickson                       -          -        152,812                  89,500      $393,152                     0
Robert C. Isaacs                            -          -         89,570                  82,305        45,216                $7,984
Thomas J. Weldgen                           -          -         13,828                   8,500        29,493                     0
Wendy F. Clay                           3,320     21,702         12,742                   3,000        35,532                     0





NOTES TO OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

(1) Represents the difference between the option exercise price and the closing market price for the Company's stock at March 31, 1998. The in-the-money options at March 31, 1998, pertain to option grants at December of 1993, February of 1994, November of 1994, and October of 1995, with exercise prices of $5.08, $5.76, $8.80, and $11 respectively. The closing market price for the Company's stock at March 31, 1998, was $11.12.

REPORTS OF THE COMPENSATION COMMITTEE AND THE EXECUTIVE LONG TERM STOCK
-----------------------------------------------------------------------
 INVESTMENT COMMITTEE
---------------------

     The following reports, submitted by the Compensation Committee and the Executive Long Term Stock Investment Committee of The Board of Directors, provide information regarding policies and practices concerning the compensation of the Chief Executive Officer and the other executive officers of the Company included in the Summary Compensation Table.

                         COMPENSATION COMMITTEE REPORT

     One function of the Compensation Committee is to review all matters relating to the compensation of senior executives of the Company, and to make recommendations to The Board of Directors or Long Term Stock Investment Committee, as appropriate, for specific actions in regard to such matters. During fiscal 1998, the Compensation Committee was composed of Messrs. James, Jr., Oppenheimer and Dr. Burton, the majority of whom are not officers.

COMPENSATION PHILOSOPHY

     The philosophy for compensating executives of the Company is to provide a reasonable mix of cash and equity with a significant portion of total compensation at risk, depending upon performance of the executive and the Company. In this way, executives are encouraged and rewarded for thinking and acting like owners, rather than employees. An Incentive Compensation Plan was established in 1986 and approved by The Board of Directors. This Plan has been designed to focus the best efforts of executives on the achievement of financial growth objectives, intended to benefit both the Company and its Shareholders. Recognizing that it is always in the best interest of the Shareholders to attract, retain and motivate exceptional executive talent, the Company's components of executive compensation provide meaningful upside incentives for superior performance and results, while clearly linking the executives' interests to those of the Shareholders.

     Base Salary.  When the Incentive Compensation Plan was established, the
     -----------
base salary policy was targeted at approximately 80% of the highest base salary paid to executives in commensurate positions within similar organizations and industries in the area. To establish these initial ranges, an overall review was carried out by a nationally recognized executive compensation consulting firm, based on national surveys of executive compensation for other companies within an appropriate bank of sales. Periodically Independent Consultants have been retained by the Compensation Committee to keep this information up to date, such salary information is subject to periodic update by the Compensation Committee.

     Annual Incentive Compensation.  The incentive component of the Incentive
     ------------------------------
Compensation Plan rewards executives for achieving or exceeding specific financial and growth target objectives, which link directly with the current and long term growth strategy of the Company, and ultimately lead to increased Shareholder value. At the beginning of each fiscal year, objectives are established at the corporate, subsidiary, and individual executive levels by the Compensation Committee. Annual cash incentive compensation targets are fixed to allow executives to earn total cash compensation (consisting of base salary plus annual incentive compensation payments) for successful achievement of outstanding results. In 1994, a new study of executive salaries and overall compensation was completed for the Compensation Committee by a national consulting firm. The compensation consultants recommended to the Compensation Committee that the cash incentive plan be modified in order to provide management with greater incentive to strive for exceptional results. The Company s modified the plan beginning with the April 1, 1994 fiscal year and the plan, as modified, continues in existence currently. The result of the modifications was to give executives a smaller award than previously if there was a small increase in earnings, but the opportunity for a larger bonus if earnings per share increased significantly.

     Long Term Non-Cash Incentives. Long Term, non-cash incentive awards are
     ------------------------------
discussed below in the Executive Long Term Stock Investment Committee report.

COMPENSATION PRACTICE

     Awards to executives pursuant to the Company's Incentive Compensation plan are attained by meeting increased earning per share targets agreed upon at the start of each fiscal year. The Compensation Committee believes that incentives to increase earnings per share are the best way to enhance shareholder value. However, there are instances when an action which will have an adverse impact on earnings in the short term will result in a long term benefit to the Company. The acquisition of the Cleaning Technology Division from Ivax Industries was such a case. The Compensation Committee believes that the Company's executives should be encouraged to make such acquisitions, and granted a discretionary bonus to off-set the reduction in the 1998 Incentive Plan awards resulting from the estimated decrease in earnings per share related to the acquisition.

     The Compensation Committee believes that the compensation and benefits packages afforded to the Company's executive officers are commensurate with competitive practices for similar positions held by employees of companies of similar size. With total compensation significantly weighted toward rewards for sustained Long Term growth, the Committee believes the Company's compensation program is effective for providing continued incentive to pursue its aggressive Long Term growth strategies.

     Federal tax legislation (IRC 162(m)) limits publicly-held companies such as CPAC, Inc. from deducting for tax purposes, annual compensation paid to the Chief Executive Officer and the four highest paid officers other than the Chief Executive Officer in excess of $1,000,000 per person in certain situations. The tax deductibility of amounts paid by the Company to its executive officers in fiscal 1998 will not be affected by IRC 162(m). It is also anticipated that amounts paid by the Company to its executives in fiscal 1999 will not be affected by IRC 162(m).

MR. HENDRICKSON'S 1998 CASH COMPENSATION

     Mr. Hendrickson founded the Company in 1969 and has been Chief Executive Officer and President since that time. Mr. Hendrickson was awarded incentive compensation as shown in the Summary Compensation table above, under the caption "Bonus", for his performance during fiscal 1998. This amount was comprised of two components. The first amount of $117,186, was computed in accordance with targeted earnings per share amounts, as computed under the Incentive Compensation Plan. The second amount of $73,455 was a discretionary bonus awarded Mr. Hendrickson in recognition of his efforts in growing the Company by completing the acquisition of CTG during fiscal 1998, which the Board of Directors and Compensation Committee believe is in the best long term interests of the Company and its shareholders, despite the short-term impact on fiscal 1998 earnings. Mr. Hendrickson would have been entitled to a maximum bonus of $460,650 if earnings per share would have reached $1.15 on a diluted basis.

SUMMARY

     In summary, the Compensation Committee believes the compensation strategy that is now in place will provide the necessary incentives to retain and motivate the Company's executives for the achievement of short and long term goals which will significantly benefit Shareholders in the future.

                                                Seldon T. James, Jr.,Chairman
                                                John C. Burton
                                                Robert Oppenheimer


              EXECUTIVE LONG TERM STOCK INVESTMENT COMMITTEE REPORT

     The Executive Long Term Stock Investment Committee administers the Company's Executive Long Term Stock Investment Plan and makes all decisions concerning equity -based incentive awards for the Company's executives and management under the Plan. During fiscal 1998, the Committee was comprised of Messrs. James, Jr., Oppenheimer and Dr. Burton, none of whom is an employee of the Company or eligible to receive awards under the Plan.

LONG TERM STOCK INCENTIVE COMPENSATION PHILOSOPHY

     To help insure that executives are continually focused on the longer term goals of the Company, equity awards are made to key executives in accordance with the terms, conditions and restrictions of the Executive Long Term Stock

Investment Plan which has been approved by the Shareholders. See Page 20 of the Proxy Statement for a narrative description of the Plan.

     It is believed that a principal factor influencing market price of the Company's stock is the Company's performance as reflected in its sales, earnings, cash flows, and other results. By granting stock awards to Company executives, such individuals are encouraged to focus their efforts on achieving improvements in the Company's performance.

MR. HENDRICKSON'S 1998 LONG TERM STOCK INCENTIVE COMPENSATION

     The stock awards made to Mr. Hendrickson in fiscal 1998 were determined to be reasonable and appropriate for his position and level of expertise. The awards were made in the form of stock options and were designed to provide him with a continued substantial ownership position in the Company and to closely tie his interest to the interest of the Shareholders. Since these incentive awards will yield meaningful income to Mr. Hendrickson only if the Company stock appreciates in value over the coming years, they provide an incentive, in keeping with the philosophy outlined above, for Mr. Hendrickson to achieve improvements in Company performance that will yield solid increased Shareholder value.

                                          Seldon T. James, Jr., Chairman
                                          John C. Burton
                                          Robert Oppenheimer

COMMON STOCK PERFORMANCE
------------------------

     As part of the executive compensation presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Company's common stock is traded on the National Association of Securities Dealers' National Market System (NASDAQ/NMS) and one appropriate comparison is with the NASDAQ U.S. Composite Index performance. Because there is no similar single "peer company" in the NASDAQ system with which to compare stock performance, the second index which the Company believes most closely approximated its performance is the NASDAQ Non-Financial Index.


                Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                                   CPAC, INC.

DESCRIPTION
-----------

In the graph, the X-axis is represented by $0 to $280 and the Y-axis is represented by the dates 03/31/93 through 03/31/98. The following table shows the points of data used to plot the Comparison of Five Year-Cumulative Total Returns Performance Graph for CPAC, Inc.

TABLE
-----

Company Index:          CUSIP       Ticker      Class       Sic         Exchange
                        12614510    CPAK                    3823        NASDAQ
                        Fiscal Year-end is 03/31/98


Market Index:           Nasdaq Stock Market (US Companies)

Peer Index:             Nasdaq Non-Financial Stocks
                        SIC 0100-5999. 7000-9999 US & Foreign

      DATE     COMPANY INDEX    MARKET INDEX       PEER INDEX
      ----     -------------    ------------       ----------

     03/31/93  100.000            100.000           100.000
     04/30/93   97.368             95.733            95.867
     05/28/93   93.947            101.449           103.623
     06/30/93   87.725            101.916           103.730
     07/30/93   83.548            102.036           102.851
     08/31/93   91.903            107.310           108.876
     09/30/93   98.264            110.506           111.834
     10/29/93   91.246            112.989           115.335
     11/30/93   81.419            109.622           111.948
     12/31/93   96.198            112.678           115.247
     01/31/94   93.368            116.098           119.111
     02/28/94  110.344            115.015           117.879
     03/31/94  119.586            107.941           109.717
     04/29/94  116.739            106.540           107.197
     05/31/94  108.197            106.800           106.369
     06/30/94  114.671            102.894           101.175
     07/29/94  118.971            105.004           103.831
     08/31/94  154.806            111.699           110.911
     09/30/94  159.950            111.413           111.208
     10/31/94  167.155            113.602           114.448
     11/30/94  155.627            109.834           110.705
     12/30/94  152.745            110.141           110.818
     01/31/95  165.714            110.759           110.428
     02/28/95  172.919            116.616           116.118
     03/31/95  162.111            120.074           120.225
     04/28/95  158.509            123.855           124.539
     05/31/95  151.304            127.051           127.394
     06/30/95  183.726            137.347           139.019
     07/31/95  176.521            147.443           149.624
     08/31/95  194.534            150.433           151.588
     09/29/95  208.943            153.892           154.999
     10/31/95  212.546            153.010           153.421
     11/30/95  194.534            156.603           156.301
     12/29/95  203.540            155.768           154.444
     01/31/96  194.534            156.536           155.557
     02/29/96  199.937            162.493           162.458
     03/29/96  205.341            163.033           162.222
     04/30/96  205.341            176.558           177.947
     05/31/96  220.652            184.665           186.873
     06/28/96  184.627            176.341           176.514
     07/31/96  184.627            160.639           158.606
     08/30/96  180.124            169.639           167.488
     09/30/96  204.891            182.615           180.975
     10/31/96  229.658            180.598           177.685
     11/29/96  247.670            191.762           188.378
     12/31/96  270.186            191.589           187.686
     01/31/97  243.167            205.205           202.203
     02/28/97  211.645            193.861           188.001
     03/31/97  213.897            181.205           175.058
     04/30/97  189.130            186.870           180.877
     05/30/97  193.633            208.056           202.773
     06/30/97  218.400            214.422           207.470
     07/31/97  202.639            237.057           230.333
     08/29/97  207.142            236.696           230.003
     09/30/97  193.633            250.699           243.062
     10/31/97  184.627            237.722           228.342
     11/28/97  191.382            238.912           227.975
     12/31/97  184.627            235.166           220.318
     01/30/98  181.250            242.631           230.208
     02/27/98  193.633            265.420           253.832
     03/31/98  200.388            275.211           263.298

                                     LEGEND
                                     ------

Symbol      Total Returns Index for:
------      ------------------------

___.___.    CPAC, Inc.
______      Nasdaq Stock Market (US Companies)
---------   Nasdaq Non-Financial Stocks
            SIC 0100-5999, 7000-9999 US & Foreign

      03/31/93    03/31/94    03/31/95    03/29/96    03/31/97    03/31/98
      --------    --------    --------    --------    --------    --------

       100.0       119.6       162.1       205.3       213.9       200.4
       100.0       107.9       120.1       163.0       181.2       275.2
       100.0       109.7       120.2       162.2       175.1       263.3

Notes:
------

Assumes $100 invested on April 1, 1993, in CPAC, Inc., Common Stock, and an identical amount in both the NASDAQ U.S. and NASDAQ Non-Financial Indices. The lines represent monthly index levels derived from compounded daily returns that include all dividends. The indexes are reweighted daily, using the market capitalization on the previous trading day.

Total Return assumes the reinvestment of all dividends. On November 18, 1994, The Board of Directors announced that it had discontinued its cash dividend indefinitely.

There can be no assurance that the Company's stock performance will continue in the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

INCENTIVE COMPENSATION PLAN
---------------------------

     On June 4, 1986, the Compensation Committee of The Board recommended, and The Board of Directors approved, the establishment of an Incentive Compensation Plan for certain personnel who do not receive hourly compensation, commission payments, or other forms of incentive compensation.

     After objectives and standards have been established or an employee, and the employee is included in the Incentive Compensation Plan, the maximum incentive bonus payable shall be dependent upon the employee's position within the Company and shall be the following percentage of base pay:

                CATEGORY
PERCENT


Chief Executive Officer                    75%
Senior Operating and Staff Executives     50%-60%
Key Management                            30%-40%
Other Managers and Supervisors            20%

     The Board adopted a policy for the Chief Executive Officer and certain selected corporate executives pursuant to which the entitlement to, and the amount of the total bonus paid, would be dependent upon the Company's success in attaining budgeted profits and specified goals in earnings per share. Under this policy, exceptional performance as measured by and reflected in specified increases in earnings per share could result in such employee earning up to 148% of that employee's base pay percent as indicated in the table above.

     Management shall determine the category of each employee, but personnel shall not be granted a bonus as a Senior Operating or Staff Executive without approval of The Board of Directors.


     Before including an individual in the Plan, or establishing that percentage of compensation which the employee should receive as incentive, management will review the incremental benefit to the Company which results from the employee attaining the objectives established. On an annual basis, management will submit a review of the Plan to The Board of Directors, showing the amount committed to the Incentive Compensation Plan for each category of employee and, for each level of employee, the estimated incremental benefit to the Company.

     Each employee included in the Incentive Compensation Plan shall receive the incentive compensation payment quarterly in a check separate from his/her regular pay, which check shall be accompanied by a written report reviewing the employee's progress in meeting established objectives, and explaining the basis on which his/her bonus was determined. A copy of such written report shall be filed with the Compensation Committee.

     In order to reinforce the objectives and to provide greater motivation, incentive compensation will be paid to participants in the Plan on a quarterly basis. Payments during the first three quarters will be equal to 50% of the amount which management believes the employee would be entitled to as a bonus, based upon the compensation paid to the employee through the end of the quarter, and considering his/her performance through that date, and the likelihood the employee will attain established objectives by the end of the fiscal year.

     The final payment of the bonus will be made as soon as practical following completion of the independent audit for the fiscal year, and will include that portion of the bonus withheld during the first three quarters and all of the bonus for the fourth quarter to which the employee is determined to be entitled. No employee will be asked to refund any bonus which has been previously paid.
No employee shall be entitled to a bonus unless employed by the Company at the time of distribution. Participation in the Incentive Compensation Plan shall not be deemed to constitute a contract of employment, guaranteeing to an employee employment for any period of time.

     The Board established that management should develop objectives and standards for the two categories labeled Key Management and Other Managers and Supervisors.

EXECUTIVE LONG TERM STOCK INVESTMENT PLAN


     On June 8, 1994, The Board of Directors adopted an Executive Long Term Stock Investment Plan ("Stock Investment Plan") and reserved in the aggregate 350,000 shares of the Company's common stock for issuance thereunder. The Board, at the same meeting, voted to terminate the 1991 Incentive Stock Option Plan as to the grant of additional options thereunder. The Shareholders approved the adoption of the Stock Investment Plan and the reservation of 350,000 shares thereunder at the annual meeting of Shareholders held on August 10, 1994. On August 7, 1996, the Shareholders approved an amendment to the Executive Lone Term Stock Investment Plan, increasing to 950,000, the shares reserved for issuance to key employees.

     The salient features of the Stock Investment Plan are as follows:

          A)   PURPOSES

               The purposes of the Stock Investment Plan are to: (1) closely associate the interests of the management of the Company and its subsidiaries with the Company's Shareholders by reinforcing the relationship between participant rewards and Shareholder gains; (2) provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased Shareholder value; (3) maintain competitive compensation levels; and

(4) provide an incentive to management for continuous employment with the Company.

          B)   ADMINISTRATION

          The Stock Investment Plan is administered by the Executive Long Term Stock Investment Plan Committee ( the "Committee"). Members of the Committee serve one-year terms, renewable automatically, unless terminated at the discretion of The Board of Directors. At its meeting held June 8, 1994, The Board appointed Seldon T. James, Jr., John C. Burton, and Robert Oppenheimer to constitute the Committee.

          The Committee is responsible for the overall administration, governance, management and interpretation of the Stock Investment Plan, having the authority, in its sole discretion and from time to time, to: (1) grant options/or stock awards in such form and number as it may determine; (2) impose such limitations, restrictions and conditions upon any such option and/or stock award as the Committee deems appropriate, consistent with the purposes of the Stock Investment Plan; and (3) interpret the Stock Investment Plan, adopt, amend and rescind rules and regulations relating to the Stock Investment Plan, and make all other determinations and take all other actions as are necessary and/or advisable for the implementation and administration of the Stock Investment Plan.

          C)   ELIGIBILITY FOR PARTICIPATION

          Participants in the Stock Investment Plan will be selected by the Committee from the executive officers and other key employees of the Company and its subsidiaries who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. Under the terms of the Stock Investment Plan, in selecting a participant and in determining the form and number of equity awards, the

Committee has and will continue to consider factors it deems relevant, including the person's functions, responsibilities, value of services to the Company and/or its subsidiaries, as well as the individual's past and potential contributions to the Company's profitability and sound growth.

          D)   TYPES OF AWARDS

               Awards under the Stock Investment Plan may be in the form of any one or more of the following: (1)Nonqualified Stock Options; (2) Incentive Stock Options; (3) Reload Options; or (4) Restricted Performance Shares.

               1.   Nonqualified Stock Options

          The Committee may from time to time, and subject to the provisions of the Stock Investment Plan and such other terms and conditions as it may prescribe, grant to any eligible employee one or more Nonqualified Stock Options to purchase for cash or shares the number of shares allotted by the Committee.

                    a.   Terms and Conditions
                         --------------------

                         Nonqualified Stock Options are subject to the following
terms and conditions:
                         (i)  Price:  The exercise price, as determined by the
                              -----
Committee, generally will not be less than the fair market value of the shares with respect to which an option is granted at the time of the granting of the option. The Committee, however, is explicitly authorized to grant Nonqualified Stock Options, the exercise price of which is less than the fair market value of the shares at the time of the grant of the option. Fair market value is the mean between the high and low bid prices for the Company's stock as quoted on the NASDAQ National Market System;

                         (ii) Term of Options:  The term of each option is to be
                              ----------------
decided by the Committee and is not subject to any specified (e.g., five or ten) number of years. Such term may be modified, or the Nonqualified Stock Option terminated, at any time by mutual agreement between the Committee and the employee;
                         (iii)     Payment Upon Exercise: An employee granted a
                                   ---------------------
Nonqualified Stock Option under the Stock Investment Plan may pay for the Company's stock upon exercise either with cash or with Company stock already owned by him, valued at the fair market value of the stock on the date of exercise. Fair market value is the mean between the high and the low bid prices for the Company's stock as quoted on the NASDAQ National Market System.

                    b.   Certain Material Restrictions
                         -----------------------------

                              Nonqualified Stock Options are subject to the
following material restrictions:
                         (i)  Nonqualified Stock Options are exercisable only
while the optionee is an employee of the Company or within a three month period immediately following the employee's termination of employment;

                         (ii) Nonqualified  Stock Options are exercisable only
by the optionee and are not assignable, transferable or subject to any other party acquiring rights therein;

                         (iii)     Upon the death of the optionee prior to his
complete exercise of a Nonqualified Stock Option, the remaining portion of the option may be exercised only his estate or on behalf of any person(s) to whom his rights pass under his Will or by operation of law;

                         (iv) An optionee has no rights as a Shareholder with
respect to the shares subject to a Nonqualified Stock Option, including voting rights or dividend rights, until the Company has received full payment therefor, and has issued a stock certificate to him representing the shares purchased upon exercise;

                    (v) Shares of common stock issued upon the exercise of a Nonqualified Stock Option may not be sold, transferred, pledged or otherwise disposed of by the optionee for a period of six months from the date of grant of the option.

               2.   Incentive Stock Options

                    The Committee may, from time to time, and subject to the provisions of the Stock Investment Plan and such other terms and conditions as it may prescribe, grant to any eligible employee, one or more Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code of 1986 to purchase for cash or shares the number of shares allotted by the Committee.

                    a.   Terms and Conditions
                         --------------------

                              Incentive Stock Options are subject to the
following terms and conditions:

                         (i)  Price: The exercise price, as determined by the
                              -----
Committee, may not be less than the fair market value of the shares with respect to which an Incentive Stock Option is granted at the time of the granting of the Incentive Stock Option. In the case of an employee owning more than 10% of the Company's common stock, the exercise price may not be less than 110% of the fair market value of such stock at the time of grant. See the discussion above for the definition of fair market value.

                         (ii) Term of Options: While the term of each Incentive
                              ---------------
Option is to be decided by the Committee, no Incentive Option will be granted with a term of greater than ten years ( five years in the case of a greater than 10% Shareholder) from the date it was granted, and such term may be modified or the Incentive Stock Option terminated at any time by mutual agreement between the Committee and the employee;

                         (iii)     Payment Upon Exercise: An employee granted an
                                   ---------------------
Incentive Stock Option may pay for the Company's stock either with cash or with Company's stock already owned by him, valued at the fair market value of the stock on the date of exercise. Fair market value is calculated in the same manner as in the case of Nonqualified Stock Options discussed above.

                    b.   Certain Material Restrictions
                         -----------------------------

          Incentive Stock Options are subject to the same material restrictions as govern Nonqualified Stock Options. In addition, Incentive Stock Options are subject to a rule under Section 422 of the Internal Revenue Code that the aggregate fair market value of stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year by any optionee cannot exceed $100,000, such value being determined on the date of the grant of the option.


               3.   Reload Options

                    Concurrently with the award of a Nonqualified Stock Option and/or Incentive Stock Option, the Committee may grant a Reload Option to enable the employee to purchase a number of shares for either cash or shares. The Reload Option becomes effective only if the employee uses common stock of the Company owned by him for at least twelve months to purchase the shares issuable to him upon his exercise of either the underlying Nonqualified or Incentive Stock Option. The Reload Option is designed to replace those shares used as the purchase price, and the number of Reload Options will equal the number of shares of the Company's common stock used by the employee to exercise the underlying option.

                    The Reload Option price generally will be the fair market value of a share of the Company's common stock on the date the Reload Option becomes effective, that is, the date on which the underlying option shall have been exercised. Notwithstanding this general rule, where the exercise price of the underlying option was less than the fair market value of the Company's common stock on the date of the underlying stock option's grant, the Reload Option price may, at the Committee's discretion, reflect the same percentage discount from the fair market value of the Company's stock on the date of the Reload Option's effectiveness. Fair market value shall be the mean between the high and the low prices for the Company's common stock as quoted on the NASDAQ National Market System.


               4.   Restricted Performance Shares

                    Concurrently with or subsequent to the grant of any Nonqualified Stock Option, incentive Stock Option or Reload Option, the Committee may, subject to the provisions of the Stock Investment Plan and such other terms, conditions and restrictions as the Committee may prescribe, award to an eligible employee one share of common stock for each aggregate four options granted under the Nonqualified Stock Option, Incentive Stock Option or

Reload Option, as the case may be. Such shares shall constitute Restricted Performance Shares and are awarded in consideration of the future performance of substantial services to and/or on behalf of the Company and/or its subsidiaries by such employee.
                    Upon issuance of the Restricted Performance Shares, the employee has all of the rights of a Shareholder of the Company with respect to such Restricted Performance Shares, including the right to vote and receive all dividends as well as all other distributions paid or made with respect thereto.

                    Restricted Performance Shares may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated while they are subject to forfeiture. Restricted Performance Shares are subject to forfeiture in the event the employee terminates his service with the Company prior to the date immediately following the last day of the option period with respect to which the Shares were awarded, unless the termination is due to the employee's death, his permanent and total disability, or a change in control of the Company. In the event the employee exercises the option with respect to which the Restricted Performance Shares were awarded, any Restricted Performance Shares issued in connection with such option are automatically forfeited to the extent of the option's exercise on a proportionate basis.

                    Upon the expiration of the forfeiture provisions, the Restricted Performance Shares vest and at that time may be sold, transferred, assigned, pledged, encumbered or otherwise alienated, subject to any and all applicable federal and state securities law restrictions.

          E)   FEDERAL TAX CONSEQUENCES

               1.   Nonqualified Stock Options

                    Under current provisions of federal tax law, for regular as well as for purposes of the federal alternative minimum income tax, the grant of a Nonqualified Stock Option is not a taxable event for the employee. In addition, upon the grant of such an option, the Company will receive no business expense deduction.

                    Upon the exercise of a Nonqualified Stock Option, the difference between the exercise price and the fair market value of the option shares on the date of exercise constitutes ordinary, compensation income to the optionee and is taxed to him at normal, ordinary tax rates, except to the extent the shares are not transferable and subject to a substantial risk of forfeiture. To the extent such difference is required to be included as compensation income by the employee, the Company is entitled to a business expense deduction. Upon the later sale of the optioned stock, long, mid-term or short-term capital gain or loss will be recognized by the employee depending upon the holding period and the extent to which the selling price exceeds or is less than the employee's basis in the stock. The short-term rate is the same rate that is applied to a taxpayer's ordinary income. The maximum mid-term rate of 28% is generally applicable to assets held for at least 12 months. The maximum long-term rate of 20% is generally applicable to assets held for at least 18 months.

               2.   Incentive Stock Options

                    The general rule is that no income, gain or loss is recognized for regular income tax purposes by an optionee upon either the grant or the exercise of an Incentive Stock Option. Upon the later sale of the shares acquired pursuant to such an Option, long, mid-term or short capital gain or loss (at the rates described above) will be recognized by the employee to the extent the selling price exceeds or is less than the employee's basis in the stock.

                    This tax treatment is available provided the shares acquired by exercise of the Incentive Stock Option are held by the optionee for a period of two(2) years from the date of the grant of the Option and at least one (1) year from the date of the Option's exercise.

                    As a general rule, the Company will not be entitled to an income tax deduction with respect to either the grant or the exercise of an Incentive Stock Option.

                    If either of the one year, two year holding periods just described are not met, the difference between the fair market value of the shares and the exercise price on the date of the Option's exercise constitutes ordinary, compensation income to the optionee in the optionee's taxable year in which the disqualifying disposition occurs. The balance of the amount realized in such year constitutes capital gain, taxable at the long, mid-term or short-term rates described above. The Company is allowed a corresponding deduction for the amount the optionee is required to include as ordinary, compensation income in the year of the disqualifying disposition.

                    For purposes of the alternative minimum income tax calculation, an Incentive Stock Option is treated as if it were a Nonqualified Stock Option. Consequently, upon the exercise of the Incentive Stock Option, the difference between the exercise price and the fair market value of the shares on the date of exercise is includible as alternative minimum gross income, and made subject to special alternative minimum income tax rates.

               3.   Restricted Performance Shares

                    If property is transferred to a person in connection with the performance of services, the fair market value of the property received in excess of the amount paid for the property constitutes ordinary, compensation income in the taxable year of receipt, unless the property is not transferable and is subject to a substantial risk of forfeiture. The fair market value of the property is includible in income when either of the restrictions lapse. The

Company is not allowed an income tax deduction until the recipient is required, in accordance with gain or loss is recognized, the gain, if any, is taxed at normal, ordinary tax rates, with a maximum rate of such rules, to include the value of the property in income.

                    Under the Stock Investment Plan, when they are awarded by the Committee, Restricted Performance Shares are not transferable and are subject to a substantial risk of forfeiture. Consequently, until such restrictions lapse, the fair market value of such Shares generally is not includible in the recipient's income nor may the Company claim an income tax deduction for the value of the Shares awarded. Upon the lapse of such restrictions, the fair market value of the Shares at the time the restrictions lapse is includible as ordinary, compensation income to the recipient and the Company is entitled to an income tax deduction at that time equal to the amount includible in the recipient's gross income. Upon the subsequent sale of the Shares by the recipient, gain or loss will be recognized, either long term or short term capital gain equal to the difference between the selling price and the taxpayer's basis, depending upon the holding period of such Shares ( which includes the period during which the restrictions apply).

          F)   REGISTRATION OF SHARES

               The Company registered the 350,000 shares of its $.01 par value common stock it reserved for issuance upon the exercise of options or the award of shares under the Stock Investment Plan with the Securities and Exchange Commission under the Securities Act of 1933. Such registration became effective on October 29, 1994 and remains in effect. The Company registered the 600,000 share increase with the Securities and Exchange Commission. Such registration became effective on October 3, 1996, and remains in effect. It is anticipated that as a result of such registrations, nonaffiliates of the Company may resell such registered shares acquired by them under the Stock Investment Plan without federal securities laws restrictions.


          G)   OPTIONS AND AWARDS

               The following information concerning the Stock Investment Plan is provided as of the date of this Proxy Statement, namely, June 24, 1998:

               Options for 582,953 shares are outstanding, of which 349,023 are currently exercisable and 158,000 were granted during the fiscal year ended March 31, 1998.

               Options for 390,968 shares are outstanding for all executive officers as a group, of which 212,061 are currently exercisable and 70,500 were granted during the fiscal year ended March 31, 1998.

               The market value of the securities underlying all options was $5,756,661.

               18,266 Restricted Performance Shares are currently outstanding, of which 6,053 are outstanding for all executive officers as a group. None of such Shares have vested.

               The market value of Restricted Performance Shares was $180,377 per share.



PRIOR INCENTIVE STOCK OPTION PLANS
----------------------------------

     The Board of Directors established and the Shareholders at the Annual Meeting in August, 1991 approved, the 1991 Employees' Incentive Stock Option Plan.


     On June 8, 1994, the Board terminated the 1991 Plan as to the grant of additional options thereunder and adopted the Stock Investment Plan. The termination of the 1991 Plan did not terminate, accelerate or otherwise affect unexercised options outstanding thereunder.

     The following information is provided as of the date of this Proxy Statement, namely, June 24, 1998:

     Options for 104,433 shares are outstanding under the 1991 Plan, all of which are currently exercisable. Options for 78,436 shares are outstanding under the 1991 Plan for all executive officers as a group, all of which are currently exercisable.

     The market value of the securities underlying all options under the 1991 Plan was $1,031,276.


401(K) PROFIT SHARING PLAN
--------------------------

     On April 17, 1986, The Board of Directors adopted a profit sharing plan for the benefit of all domestic employees of the Company and its subsidiaries who have attained the age of twenty-one and who have one year of service. The effective date of the Plan was May 1, 1986.

     The Plan constitutes a qualified retirement plan under sections 401(a) and
(k) of the Internal Revenue Code and contributions made by the Company to the Plan are deductible for federal income taxes.

     Under the Plan, the Company may make contributions to the Plan on behalf of Plan participants in such amounts as the Board of Directors may determine,

subject to Internal Revenue Code limitations and restrictions on and the deductibility of contributions to a qualified profit sharing plan. Subject to similar restrictions on the amount of contributions to the section 401(k) component of the Plan, the Company will match each contribution made by a Plan participant, pursuant to a salary reduction agreement in effect for each Plan Year in an amount equal to $.50 for each $1.00 of participant contribution. The Company's contribution will not exceed up to a maximum of 3% of participant compensation. A participant may contribute up to 15% of his compensation under the salary reduction agreement to the Plan each year. If, in any Plan Year, contributions are made to the Plan which result in any "excess contributions" because they exceed the amount permitted to be contributed to the Plan under the Internal Revenue Code, adjustments will be made to reduce the amount of that Plan Year's contributions so as to comply with such restrictions.

     Events that permit distribution under the Plan are generally termination of service at normal retirement age (age 65), disability or death. A participant is 100% vested in all his contribution accounts upon termination of employment due to normal retirement, death or disability. In the event of termination of employment for any other reason, a participant is 100% vested in any contributions he has made to the Plan and 100% vested in amounts contributed to the Plan in the discretion of the Company's Board of Directors. With respect to matching contributions, the vesting schedule set forth below applies:


      COMPLETED YEARS OF SERVICE                VESTED PERCENTAGE
      --------------------------                -----------------

            Less than 1                                0%
            1                                          20%
            2                                          40%
            3                                          60%
            4                                          80%
            5                                          100%


     On April 1, 1995, the Plan was amended to allow the employee a choice of six different investment options for his account balances under the Plan.

     Under the Plan, a participant that meets " financial hardship " requirements may borrow the lesser of 50% of his vested account balance or $50,000. The minimum loan allowable is $1,000. Only one loan can be outstanding at any time; the repayment period can vary from 1 to 5 years unless the loan is used to purchase a primary residence, in which case the repayment period can be up to 10 years.

     A participant may borrow the lesser of 50% of his account balance up to $10,000 without proving financial hardship. The minimum loan allowable is $1,000 and the repayment period can vary from 1 to a maximum of 3 years.

     A Participant who has not attained age 59-1/2 and is not totally and permanently disabled may withdraw amounts he has contributed pursuant to his salary reduction agreement as well as the vested amount of the employer matching contribution made to the Plan upon a showing of financial hardship.

     The normal form of benefit under the Plan is a lump sum distribution or, if the participant elects, a distribution in periodic payments of substantially equal amounts for a selected number of years not to exceed five.

     For the Plan Year ended March 31, 1998, the Company and its subsidiaries made no discretionary contribution to the Plan. The amount of matching contributions made under the Plan for such year was $4,750 in the case of Mr. Hendrickson, $4,750 in the case of Mr. Isaacs, $4,750 in the case of Mr. Weldgen, and $4,430 in the case of Ms. Clay. The total for all executive officers as a group was $18,680.



STOCK PURCHASE PROGRAM
----------------------

     In June, 1995, The Board of Directors approved a stock purchase program whereby employees can contribute up to 10% of their total income (to a maximum of $5,000 per annum), through payroll deductions, to purchase the Company's $.0l par value common stock in open market transactions.

     On a quarterly basis, the amount collected through payroll deductions is used to purchase Company stock. The Company pays the broker's commission for the purchase - if the stock is subsequently sold, the employee pays the broker's commission.

     For the fiscal year ended March 31, 1998, an average of 33 employees per quarter purchased 3,053 shares of CPAC, Inc. common stock. The total cost to the Company approximated $1,000. No executive officers participated in the program.

                                        PROPOSAL 2
                                        ----------

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
              ----------------------------------------------------

     The Board of Directors, acting upon the recommendation of the Audit Committee, as previously described, has appointed, subject to ratification by the Shareholders at the forthcoming Annual Meeting, the firm of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ended March 31, 1999. Coopers & Lybrand L.L.P. has at no time had any direct or indirect financial interest in the Company or any of its subsidiaries, nor, other than providing certain non-audit services, any other connection with the Company except that of independent auditors.

     It is anticipated that representatives of Coopers & Lybrand L.L.P. will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

     During the fiscal year ending March 31, 1998, the Company paid Coopers & Lybrand L.L.P. approximately $129,000 for audit services and approximately $76,000 for non-audit services. Non-audit services included due diligence procedures in connection with acquisition of Cleaning Technologies Group, foreign and domestic tax and accounting matters, assistance with various filings with the Securities and Exchange Commission, and various state income tax issues.

     This proposal requires the affirmative vote of a majority of the shares of common stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting.

     Management recommends a vote for the proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending March 31, 1999.



                              VOTING

     Each nominee for director must receive at least a plurality of the shares of common stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting. Shareholders may vote for all nominees, withhold authority to vote for all nominees or withhold authority to vote for any individual nominee.


     Each Proposal other than the election of directors requires a majority of the total votes cast at the Annual Meeting on the Proposal ( including abstentions ) in person or by Proxy.


BROKER NON-VOTES AND ABSTENTIONS
--------------------------------
     Broker non-votes will not be treated as votes cast or shares entitled to vote on matters as to which the applicable rules of the National Association of Securities Dealers, Inc. withhold the broker's authority to vote in the absence of direction from the beneficial owner. Non-broker Shareholders who are present in person or by Proxy and have the legal authority to vote their shares but who abstain from voting for or against a given Proposal will adversely affect the outcome of that Proposal.


VOTING OF PROXIES
-----------------

     The shares represented by all valid Proxies received will be voted in the manner specified on the Proxies.

      With respect to the election of directors, ANY VALID PROXY RECEIVED WHICH IS EXECUTED BY THE SHAREHOLDER IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ALL NOMINEES OR ANY INDIVIDUAL NOMINEE SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR ALL NOMINEES.

     Where specified choices (including abstentions) with respect to any given Proposal are not indicated, THE SHARES REPRESENTED BY ALL VALID PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THAT PROPOSAL.

     MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSALS 1 AND 2.


                                          By Order of The Board of Directors

                                          /s/ Robert Oppenheimer
                                          ------------------------------
                                          Robert Oppenheimer, Secretary


                                   CPAC, INC.
                    2364 LEICESTER ROAD, LEICESTER, NY 14481
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 5, 1998

     The undersigned Shareholder of CPAC, Inc. hereby appoints and constitutes Thomas N. Hendrickson and Robert Oppenheimer, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of Shareholders of the Company to be held at the Genesee River Hotel-Restaurant and Reception Center, 134 North Main Street (Route 36), Mount Morris, New York 14510, on Wednesday, August 5, 1998, at 11:00 A.M., EDT, and any and all adjournments of said meeting, and to vote all shares of stock of CPAC, Inc. registered in the name of the undersigned and entitled to vote at said meeting upon the matters set forth below.

MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. ELECTION OF DIRECTORS: Election of the directors listed below to serve until the annual meeting of Shareholders in 1999 and until their successors are duly elected and qualified.

FOR all nominees listed below:                  WITHHOLD AUTHORITY to vote
(except as marked to the contrary below)        for all nominees listed below:

         [    ]                                              [    ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH HIS NAME IN THE LIST BELOW:

     Thomas N. Hendrickson, Robert C. Isaacs, Robert Oppenheimer, Seldon T. James, Jr., John C. Burton

2. APPOINTMENT OF AUDITORS: Ratification of the appointment of Coopers & Lybrand L.L.P. by The Board of Directors as independent auditors for the fiscal year ending March 31, 1999.

      FOR  [    ]           AGAINST  [    ]             ABSTAIN  [    ]

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO CHOICE (INCLUDING ABSTENTIONS) IS SPECIFIED FOR A GIVEN PROPOSAL, THIS PROXY WILL BE VOTED FOR THAT PROPOSAL.


                                               ----------------------------
                                               Signature



                                               ----------------------------


DATED:                  , 1998        Joint owners should each sign.
      ------------------
                                      Executors, administrators, trustees,
                                      guardians, corporate officers, and
                                      other representatives should give
                                      title.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS